UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     December 17, 2012

Carter’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31829	13-3912933
(States or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Lynch has been promoted to President of Carter’s, Inc. (the “Company”) effective immediately. Mr. Lynch, 50, joined the Company in 2005 as Vice President of Merchandising, was promoted to Senior Vice President in 2008, and became Executive Vice President and Brand Leader for the Carter’s brand in 2009.  In his new role, Mr. Lynch will have responsibility for leading the Company’s Merchandising, Design, and Marketing teams, as well as its Wholesale, Retail and eCommerce businesses. Mr. Lynch will continue to report directly to Michael D. Casey, Chairman and Chief Executive Officer, who formerly held the title of President.

Item 7.01.    Regulation FD Disclosure.

On December 17, 2012, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated December 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

December 17, 2012            By:                /s/ Brendan M. Gibbons

Name:    Brendan M. Gibbons

Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Number        Document

99.1	Press Release dated December 17, 2012